SECURITIES AND EXCHANGE COMMISSION
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FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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DYNAMIC NUTRA ENTERPRISES HOLDINGS, INC.
(Exact Name of Registrant in its Charter)

Nevada	5900	N/A
(State or other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

3929 Browning Place
Raleigh, NC 27609
Tel.: (919) 637-9302
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

CSC Services of Nevada, Inc.
502 East John Street
Carson City, NV 89706
(775) 883-3711
(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
Tel. No.: (732) 409-1212
Fax No.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee
Common Stock, $0.0001 par value per share	2,040,000	$0.10(2)	$204,100(2)	$23.68

 (1) This Registration Statement covers the resale by the selling shareholders of the Registrant of up to 2,040,000 shares of our common stock, $0.0001 par value (the “Common Stock”) previously issued to such selling shareholders in a private placement that closed on September 20, 2010.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $0.10 per share is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTCBB at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
Subject to completion, dated ____________, 2011

DYNAMIC NUTRA ENTERPRISES HOLDINGS, INC.
2,040,000 SHARES OF COMMON STOCK

The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus.  We will receive $190,000 in proceeds from the sale of the common stock. We intend to use these proceeds to develop an e-commerce web site, develop and place online advertising of our proposed products and for general business administration and expenses.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock.  Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.10 per share until our common stock is quoted on the OTC Bulletin Board (“OTCBB”) and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 6 to read about factors you should consider before buying shares of our common stock.

 NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: ____________, 2011

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus.  We have not authorized any other person to provide you with different information.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Dynamic Nutra Enterprises Holdings, Inc.,” “DNE,” “Company,” “we,” “us” and “our” refer to Dynamic Nutra Enterprises Holdings, Inc.

Overview

We are a development stage company incorporated on June 8, 2010 under the laws of the State of Nevada. To date, we have limited operations and revenues. Our initial operations have included organization and incorporation, target market identification, marketing plans, and capital formation. A substantial portion of our activities to date have involved developing a business plan and establishing contacts and visibility in the marketplace. We plan to manufacture and market a brewer’s yeast product called Beta Glucan™ that can eliminate acne for a majority of people who use it as a dietary supplement. Beta 1, 3/1, 6-D glucans, the active component of Beta Glucan, is an immune system modulator that has been be used successfully for years to ward off disease in humans and livestock.

We have entered into an agreement with Viasalus, LLC, a third party manufacturer, who will sell us a biologically active, high-potency Beta Glucan named Viasalus, offering an advantage over other companies producing brewer’s yeast products for the neutraceutical (dietary supplement) market. In addition, we plan to partner with a network marketing organization to sell the highly successful Xango™ neutraceutical product line. We have not yet found a partner with a network marketing organization to assist in the selling our prospective products. We will evaluate the revenue benefits of upselling Xango products at the point of sale.

The Company began operating in June 2010, and is currently a development-stage company with limited operations and revenues. Our principal executive office location and mailing address is 3929 Browning Place, Raleigh, NC 27609-6504 and our telephone number is: (919) 637-9302.

Private Offerings

On September 20, 2010 we closed on a private placement which raised gross proceeds of $204,000 through the sale of 2,040,000 shares of our Common Stock, $0.0001 par value, to certain accredited investors. The investors entered into a subscription agreement (the “Subscription Agreement”) (see Exhibit 10.1), for the sale of our Common Stock. Pursuant to the terms of the Subscription Agreement, we offered the Common Stock for sale at a purchase price of $0.10 per share.

Where You Can Find Us

Our principal executive office is located at 3929 Browning Place, Raleigh, NC 27609-6504 and our telephone number is: (919) 637-9302.

The Offering

Common Stock offered by selling security holders	2,040,000 shares of our Common Stock previously issued to the selling shareholders in connection with the private placement that closed on September 20, 2010.

Common stock outstanding before the offering	5,000,000 common shares as of June 20, 2010.

Common stock outstanding after the offering	7,040,000 common shares.

Use of proceeds
The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus.  We will receive $190,000 in proceeds from the sale of the common stock. We intend to use these proceeds to develop an e-commerce web site, develop and place online advertising of our proposed products and for general business administration and expenses.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 6.

SUMMARY OF FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operations” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception, June 8, 2010 through May 31, 2011 are derived from our audited financial statements.

For the Period from Inception (June 8, 2010) through May 31, 2011
STATEMENT OF OPERATIONS

Revenues	$1,425
Professional Fees	$6,000
General and Administrative Expenses	$1,465
Consulting Expense	$25,000
Officer Compensation	$4,900
Advertising Expense	$3,700
Total Operating Expense	$41,065
Net Loss	$(39,640)

As of May 31, 2011
BALANCE SHEET DATA

Cash	$160,077
Total Assets	$162,685
Total Liabilities	$10,000
Total Stockholders’ Equity	$152,685

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to Our Business

WE HAVE LIMITED OPERATING HISTORY AND FACE MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED BY DEVELOPMENT STAGE COMPANY; ACCUMULATED DEFICIT.

There can be no assurance that our management will be successful in completing our business development, implementing the corporate infrastructure to support operations at the levels called for by our business plan or that we will generate sufficient revenues to meet its expenses or to achieve or maintain profitability.

We are a development stage company, and to date, our development efforts have been focused primarily on the development of our business model. We have limited operating history for investors to evaluate the potential of our business development. In addition, we also face many of the risks and difficulties inherent in introducing new products and services. These risks include the ability to:

·        Develop effective business plan;
·        Meet customer standards;
·        Implement advertising and marketing plan;
·        Maintain current strategic relationships and develop new strategic relationships;
·        Respond effectively to competitive pressures;
·        Continue to develop and upgrade our service; and
·        Attract, retain and motivate qualified personnel.

Our future will depend on our ability to manage our dietary supplement products development, testing and marketing which requires careful planning to avoid incurring unnecessary costs and expenses.

WE NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS.

The development of our operations will require the commitment of substantial resources to implement our business plan. Currently, we have no established bank-financing arrangements. Therefore, it is likely we would need to seek additional financing through subsequent future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners.

Although we believe that we will be able to secure the funds needed for implementation of our business plan, there is no assurance the necessary funding will be available to complete all planned endeavors. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities will result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations.

The funds raised in the private placement may not be enough to complete enough full-scale field developments. Failure to conduct and complete adequate field developments will adversely affect our business.

IF WE CANNOT SELL A SUFFICIENT VOLUME OF OUR PRODUCTS, WE WILL NOT REMAIN OPERATIONAL.

We are a developmental stage company and have only begun to sell our products. If we cannot achieve sufficient sales levels of our products or we are unable to secure financing, our operations will be negatively affected, and may require us to cease our operations.

OUR GROWTH STRATEGY REFLECTED IN OUR BUSINESS PLAN MAY BE UNACHIEVABLE OR MAY NOT RESULT IN PROFITABILITY.

We may be unable to implement our growth strategy reflected in our business plan rapidly enough for us to achieve profitability.  Our growth strategy is dependent on a number of factors, including market acceptance of our Beta Glucan™ product and the acceptance by the public of using this product.  We cannot assure you that our products will be purchased in amounts sufficient to attain profitability.

Among other things, our efforts to expand our sales of Beta Glucan™ will be adversely affected if:

•
we are unable to attract sufficient customers to the products we offer in light of the price and other terms required in order for us to attain the level of profitability that will enable us to continue to pursue our growth strategy;

•	adequate penetration of new markets at reasonable cost becomes impossible limiting the future demand for our products below the level assumed by our business plan;

•	we are unable to scale up manufacturing to meet product demand, which would negatively affect our revenues and brand name recognition; and
•	we are unable to meet regulatory requirements in the intellectual marketplace that would otherwise allow us for wider distribution.

IF WE CANNOT MANAGE OUR GROWTH EFFECTIVELY, WE MAY NOT BECOME PROFITABLE.

Businesses, which grow rapidly often, have difficulty managing their growth.  If we grow rapidly, we will need to expand our management by recruiting and employing experienced executives and key employees capable of providing the necessary support.  We cannot assure you that our management will be able to manage our growth effectively or successfully.  Our failure to meet these challenges could cause us to lose money, and your investment could be lost.

Among other things, implementation of our growth strategy would be adversely affected if we were not able to attract sufficient customers to the products and services we offer or plan to offer in light of the price and other terms required in order for us to attain the necessary profitability.

IF WE INCUR COSTS RESULTING FROM PRODUCT LIABILITY CLAIMS, OUR OPERATING RESULTS WILL BE NEGATIVELY AFFECTED.

We do not currently maintain product liability insurance. As such, if we become subject to product liability claims for the sale of the Beta Glucan™ product we may be subject to substantial litigation costs or judgments against us, which will negatively impact upon our financial and operating results.

WE MAY BE UNABLE TO MAINTAIN AND EXPAND OUR BUSINESS IF WE ARE NOT ABLE TO RETAIN, HIRE AND INTEGRATE KEY MANAGEMENT AND OPERATING PERSONNEL.

Our success depends in large part on the continued services and efforts of key management personnel.  Competition for such employees is intense and the process of locating key personnel with the combination of skills and attributes required to execute our business strategies may be lengthy.  The loss of key personnel could have a material adverse impact on our ability to execute our business objectives.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF DONNA CASHWELL, OUR PRESIDENT AND LAURA GIGNAC, OUR VICE PRESIDENT. WITHOUT THEIR CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are dependent on our key executives, Chief Executive Officer Donna Cashwell and our Vice President Laura Gignac, for the foreseeable future.  The loss of the services from either could have a material adverse effect on our operations and prospects. At this time, we do not have an employment agreement with either Donna Cashwell or Laura Gignac, though we may enter into such an agreement with both on terms and conditions usual and customary for its industry.  We do not currently have life insurance policies for either Donna Cashwell or Laura Gignac.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and although we cannot accurately predict or estimate the amount of additional costs we may incur or the timing of such costs, we believe will incur approximately $25,000 in annual costs associated with our public company reporting requirements. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our senior management has never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

IF WE CAN SUCCESSFULLY BEGIN OPERATIONS, WE WILL FACE INTENSE COMPETITION FROM OTHER COMPANIES THAT ARE MUCH LARGER, WITH MORE CAPITAL, AND HAVE GREATER RESOURCES AND MORE EXPERIENCE.

If we can successfully begin operations, we will face intense competition from other companies that are much larger, with more capital, and have greater resources and more experience, such as Solaray, Flora and Nutrition Supply, whose products are sold in retail establishments. If we do not manage our operations effectively and cannot establish our company as a viable competitor, our revenues will bill adversely affected or our business plan could fail.

WE MAY EXPERIENCE DIFFICULTIES IN FINDING A COMPANY WITH A NEWORK MAREKTING ORGANIZATION THAT WE HOPE WILL ASSIST US IN MARKETING AND SELLING OUR NUTRACEUTICAL PRODUCT LINES.

We plan to partner with a network marketing organization to sell our neutraceutical product lines, including the Xango neutraceutical product line. We currently have no agreement in place with a network marketing organization and may have difficulty securing an agreement necessary to sustain our business plan.

Risk Related To Our Capital Stock

WE MAY NEVER PAY DIVIDENDS TO OUR SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

Our Certificate of Incorporation and By-Laws include provisions that eliminate the personal liability of our directors for monetary damages to the fullest extent possible under the laws of the State of Nevada or other applicable law.  These provisions eliminate the liability of our directors and our stockholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care.  Under Nevada law, however, such provisions do not eliminate the personal liability of a director for (I) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit.  These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

THE OFFERING PRICE OF OUR COMMON STOCK WAS DETERMINED BASED ON THE PRICE OF OUR PRIVATE OFFERING, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.10 per share for the shares of common stock was determined based on the price of our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 110,000,000 shares of capital stock consisting of 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, at a price (or exercise prices) below the price at which shares of our common stock are quoted on the OTCBB.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

WE CAN GIVE NO ASSURANCE THAT A LIQUID PUBLIC MARKET FOR OUR SECURITIES WILL DEVELOP OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED OR SENIOR EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR COMMON STOCK.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

USE OF PROCEEDS

We anticipate that we will receive $190,000 in net proceeds from the sale of common stock by the selling security holders. We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

The Company intends to use the net proceeds (i) to design and launch its e-commerce web site; (ii) to develop and place online advertising and (iii) for general working capital. Amounts actually expended and the timing of expenditures may vary considerably based on several factors including the Company’s results of operations.  Management has broad discretion in determining expenditure levels and timing. The Company intends to apply the proceeds of the Offering as follows:

Category	Maximum
Gross Proceeds	$ 204,000
Offering Expenses	$ 14,000
Net Proceeds of Offering	$ 190,000
Net Proceeds May Be Used As Follows:
Design Web Site	$10,000
Advertising creation and placements	$35,000
Product acquisition and packaging	$35,000
Legal fees and liability insurance	$65,000
Working Capital	$45,000

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The offering price of the Shares of Common Stock being offered for sale pursuant to this Offering is substantially higher than the book value per share of the Common Stock.  Accordingly, investors purchasing the Shares pursuant to the Offering will experience an immediate and significant dilution in the book value per share of the Shares purchased.

SELLING SECURITY HOLDERS

The common shares being offered for resale by the 43 selling security holders consist of 2,040,000 shares of our Common Stock, including issued to the investors in the private placement that closed on September 20, 2010.

The following table sets forth the name of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of August 31, 2011 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name	Shares of Common Stock Beneficially Owned Prior To Offering (1)	Maximum Number of Shares of Common Stock to be Offered	Number of Shares of Common Stock Beneficially Owned After Offering	Percent Ownership After Offering
Baldwin, James R.	50,000	50,000	0	0%
Boiar, Edward	50,000	50,000	0	0%
Carpenter, Constance	50,000	50,000	0	0%
Castleberry, Dene	50,000	50,000	0	0%
Coker, Lauren	50,000	50,000	0	0%
Culhane, Marian H.	50,000	50,000	0	0%
Dietz, Patricia A.	50,000	50,000	0	0%
Dietz, Scott C.	50,000	50,000	0	0%
Ferro, Alma	50,000	50,000	0	0%
Ferro, Ben	50,000	50,000	0	0%
Fitzsimmons, Brian	7,500	7,500	0	0%
Fitzsimmons, Katherine	7,500	7,500	0	0%
Gilbert, David	20,000	20,000	0	0%
Golt, Marsha	40,000	40,000	0	0%
Helms, Clyde A.	50,000	50,000	0	0%
Hodge, Timothy C.	20,000	20,000	0	0%
Hubbard, Jane J.	50,000	50,000	0	0%
Hubbard, William C.	50,000	50,000	0	0%
Hudgins, Kirk	10,000	10,000	0	0%
Inzetta, Kate M.	50,000	50,000	0	0%
Inzetta, Robert	50,000	50,000	0	0%
Jeffreys, A W	50,000	50,000	0	0%
Leedham, Howard N.	5,000	5,000	0	0%
Malinofski, Karen A.	50,000	50,000	0	0%
McLauchlan, Russell C.	50,000	50,000	0	0%
Monadjemi, Asante	2,500	2,500	0	0%
Plott, Roger F.	2,500	2,500	0	0%

Reichard, Lawrence James	250,000	250,000	0	0%
Renaud, Paul W. & Tracey B. – Joint Subscribers	50,000	50,000	0	0%
Reynolds, Kim	15,000	15,000	0	0%
Rocha, Michael	60,000	60,000	0	0%
Rufty, K. Lee	50,000	50,000	0	0%
Seigler, Elizabeth B.	50,000	50,000	0	0%
Seigler, Hilliard F.	50,000	50,000	0	0%
Shield, David	100,000	100,000	0	0%
Sowers, Brian	50,000	50,000	0	0%
Swenson, Larry R.	50,000	50,000	0	0%
Waller, Catherine	50,000	50,000	0	0%
Williams, John Rand	50,000	50,000	0	0%
Winget, James K.	50,000	50,000	0	0%
Woody, Charles Alexander	50,000	50,000	0	0%
Woody, Charles Wesley	50,000	50,000	0	0%
Woody, Johnnie W.	50,000	50,000	0	0%

TOTAL	2,040,000	2,040,000	0	0%

(1)
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our Common Stock, or convertible or exercisable into shares of our Common Stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes below, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

To our knowledge, none of the selling shareholders:

-	has had a material relationship with us other than as a shareholder at any time within the past three years;
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates; or
-	are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.10 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holders must be made at the fixed price of $0.10 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary broker transactions, which may include long or short sales;
•	transactions involving cross or block trades on any securities or market where our common stock is trading;
•	through direct sales to purchasers or sales effected through agents;
•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise);
•	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales are permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $44,198.68.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

DESCRIPTION OF SECURITIES TO BE REGISTERED

We are authorized to issue 100,000,000 shares of common stock, par value $0.0001 and 10,000,000 shares of preferred stock, par value $0.0001. As of August 31, 2011, 7,040,000 shares of our common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

Common Stock

The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our certificate of incorporation and by-laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefore. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights. As of August 31, 2011, 7,040,000 shares of our common stock were issued and outstanding.

Preferred Stock

Our board of directors has the authority, within the limitations and restrictions in our articles of incorporation, to issue 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common Stock, including voting rights, of the holders of our common Stock. In some circumstances, this issuance could have the effect of decreasing the market price of our common stock. We currently have no plans to issue any shares of preferred stock.

Dividends

We have not paid any cash dividends to shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

Currently we do not have a stock transfer agent and we function as our own transfer agent. We intend to engage a stock transfer agent in the near future.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Webb & Company, P.A. to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The validity of the issuance of the common stock hereby will be passed upon for us by Anslow & Jaclin, LLP, of Manalapan, New Jersey.

DESCRIPTION OF BUSINESS

The Company

DNE will manufacture and market a brewer’s yeast product called Beta Glucan™ that can successfully eliminate acne for a majority of people who use it as a dietary supplement. Beta 1, 3/1, 6-D glucans, the active component of Beta Glucan, is an immune system modulator that has been be used successfully for years to ward off disease in humans and livestock.

Brewer’s yeast used as a dietary supplement and feed additive has been shown to offer support to the human and animal immune system, significantly reducing susceptibility to illness and disease. In response to antidotal references to its acne-clearing properties, Merck scientists in 1989 conducted a double-blind trial using a simple brewer’s yeast, Saccharomyces, with 139 subjects. Results of this five-month test credited brewer’s yeast with eliminating acne in 80 percent of the trial subjects using the supplement.

Users reported that DNE’s Viasalus, which is based on another brewer’s yeast by-product called Beta Glucan, eliminates their acne in an average of 90 days, weeks faster than the brewer’s yeast product used in the Merck trial. DNE officials believe the superior results are due to Beta Glucan’s high levels of purity, typically 95 percent, compared with less than 80 percent found in other commercially available products. The key to potency with brewer’s yeast is to process it in a manner to achieve at least 80 percent pure beta 1, 3/1, 6D glucan while protecting biological activity. This process has traditionally proven difficult and expensive.

We have entered into an agreement with Viasalus, LLC, a third party manufacturer, which will provide us with a biologically active, high-potency Beta Glucan offering an advantage over other companies producing brewer’s yeast products for the nutraceutical (dietary supplement) market.

Marketing and Sales

DNE plans to launch a new e-commerce web site and produce a series of online ads geared to begin generating sales of Beta Glucan. DNE has retained Paradigm, a firm that specializes in online and network marketing, to produce and test a series of ads before launching a full online advertising and marketing campaign to build sales. In that regard, we have retained the Paradigm in order to design our fully functioning website for the purposes of marketing and selling the Beta Glucan products. The marketing strategy is to promote the acne clearing benefits of Beta Glucan on the company’s web site and to drive traffic to that web site through ads placed on targeted web sites that reach a broad audience of prospective customers.

The target customer for Beta Glucan includes teens and their parents, and young adults who suffer from chronic acne.

The sales strategy is to offer the first month’s supply of Beta Glucan for the cost of shipping only. When ordering the first month’s supply, customers will be asked for a valid credit card and to opt-in for automated shipments at selected intervals. Customers can choose from shipment intervals of one, three and six months to ensure uninterrupted supply. They can cancel their subscription at any time and have two weeks from shipment of the first month’s supply to cancel before the first interval shipment is billed.

Suggested pricing for one month’s supply of Beta Glucan is $49.95. A three months’ supply will be priced at $125 and a six months’ supply is priced at $250. Beta Glucan is packaged in bottles of 90 capsules. Each capsule contains 10 mgs of beta 1,3/1, 6-D glucans. Recommendation dosage is three capsules a day.

DNE plans to begin upselling other neutraceutical supplement products at the point of sale. Upselling —promoting complimentary products — has proven quite effective in increasing revenues when a customer is placing an order online or via telephone.

The company has identified a number of complementary neutraceutical products it can offer to customers who order Beta Glucan.

Product Line Extension through Xango™ Network

DNE plans to tap into the highly successful network marketing organization, Xango™, to extend its neutraceutical product offering for increased revenues. Xango was formed in 2002 to market and sell a mangosteen fruit-based supplement by the same name. Xango is today the fourth largest direct sales company in the U.S. behind industry heavyweights Avon, Amway and Mary Kay. To date, we have not entered into any agreements in order to sell the Xango product.

The combination of products that deliver obvious health benefits and a lucrative shared profits rate structure helped Xango grow to a $1 billion company during its first five years. DNE believes Xango’s strong track record and successful product line make it an ideal upselling business opportunity.

DNE plans to build its own network marketing organization by becoming a distributor for the Xango product portfolio, which also includes 3Sixty5™, a vitamin and mineral supplement; Glimpse™, a line of skin care products; and Eleviv™, a new supplement that addresses metabolic issues for increased energy, mental acuity and emotional well-being. A month’s supply of the three Xango supplement products is sold for approximately $200 per person.

As a Xango distributor, DNE will retain a high percentage of proceeds from Xango products sold by all “distributors” (salespeople) recruited into its network. The company will retain 50 percent of proceeds for the Xango products it sells to the first-level of distributors and 15 percent of proceeds for the Xango products sold to the second-level of distributors – those distributors recruited by the first-level distributors.

Agreement with Viasalus, LLC

On June 20, 2010, we entered into an agreement with Viasalus, LLC for the purchase of a Beta Glucan product named Viasalus. Pursuant to our agreement, Viasalus, LLC will provide us a sample shipment of 200 bottles of Viasalus at a price of $1.00 per bottle, plus shipping costs. Following this initial shipment, Viasalus will sell us 1,000 bottles of the Beta Glucan product at a price of $5.00 per bottle. Thereafter, all re-orders of the Beta Glucan products must consist of a minimum order of 1,000 bottles at a purchase price of $15 per bottle. Further, we have agreed to sell the Viasalus products at a minimum of $59.95 per bottle, plus shipping costs, to our potential customers. We have further agreed to create a website in order to advertise and sell the Viasalus product.

Upon thirty (30) days notice, either party may terminate the Viasalus agreement. In addition, Viasalus, LLC shall have the right of first refusal to buy back any unused inventory, provided that we elect not to continue to sell such products.

Employees

We currently have two employees who work 20 hours per week as the primary marketing and sales executives.

DESCRIPTION OF PROPERTY

Our principal executive office location and mailing address is 3929 Browning Place, Raleigh, NC 27609-6504 and our telephone number is: (919) 637-9302.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this registration statement, we had 44 holders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

We do not have any stock option plans.

INDEX TO FINANCIAL STATEMENTS

DYNAMIC NUTRA ENTERPRISES HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)

AUDITED CONSOLIDATED FINANCIAL STATEMENTS:

PAGE	F-2	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-3	BALANCE SHEET AS OF MAY 31, 2011.

PAGE	F-4	STATEMENT OF OPERATIONS FOR THE PERIOD FROM JUNE 8, 2010 (INCEPTION) TO MAY 31, 2011.

PAGE	F-5	STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM JUNE 8, 2010 (INCEPTION) TO MAY 31, 2011.

PAGE	F-6	STATEMENT OF CASH FLOWS FOR THE PERIOD FROM JUNE 8, 2010 (INCEPTION) TO MAY 31, 2011.

PAGES	F-7 – F-12	NOTES TO FINANCIAL STATEMENTS.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Dynamic Nutra Enterprises Holdings, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Dynamic Nutra Enterprises Holdings, Inc.(a development stage company) (the “Company”) as of May 31, 2011 and the related statements of operations, changes in stockholders’ equity and cash flows for the period from June 8, 2010 (inception) to May 31, 2011.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Dynamic Nutra Enterprises Holdings, Inc., (a development stage company) as of May 31, 2011 and the results of its operations and its cash flows for the period from June 8, 2010 (inception) to May 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 5 to the financial statements, the Company is in the development stage with limited operations, a net loss of $39,640 and used $28,848 of cash in operations from inception. These factors raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans concerning these matters are also described in Note 5.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
August 31, 2011

Dynamic Nutra Enterprises Holdings, Inc
(A Development Stage Company)
Balance Sheet
May 31, 2011

Assets

Current Assets:
Cash	$160,077
Accounts receivable, net	128
Total Current Assets	160,205

Website development costs, net	2,480

Total Assets	$162,685

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$10,000
Total Current Liabilities	10,000

Stockholders' Equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized;
none issued and outstanding	-
Common stock, $0.0001 par value, 100,000,000 shares authorized;
7,040,000 shares issued and outstanding	704
Additional paid-in capital	191,621
Deficit accumulated during the development stage	(39,640)
Total Stockholders' Equity	152,685
Total Liabilities and Stockholders' Equity	$162,685

See accompanying notes to the financial statements

Dynamic Nutra Enterprises Holdings, Inc
(A Development Stage Company)
Statement of Operations
For the Period from June 8, 2010 (Inception) to May 31, 2011

Revenues	$1,425

Operating Expenses
Consulting expense	25,000
Professional expense	6,000
Officer compensation	4,900
Advertising expense	3,700
General and administrative	1,465
Total Operating Expenses	41,065

Loss from Operations	(39,640)

Provision for Income Taxes	-

Net loss	$(39,640)

Net loss per share - basic and diluted	(0.01)

Weighted average number of shares outstanding
during the period - basic and diluted	6,041,254

See accompanying notes to the financial statements

Dynamic Nutra Enterprises Holdings, Inc.
	(A Development Stage Company)
Statement of Changes in Stockholders' Equity
For the Period From June 8, 2010 (Inception) to May 31, 2011

	Preferred stock		Common stock
	$0.0001 Par Value		$0.0001 Par Value		Additional	Deficit Accumulated	Total
					Paid-in	During	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Development Stage	Equity

Balance June 8, 2010	-	$-	-	$-	$-	$-	$-

Common Stock issued at par to Founder for cash and services	-	-	5,000,000	500	-	-	500

Common stock issued through private placement memorandum for cash ($0.10)	-	-	2,040,000	204	203,796	-	204,000

Offering costs					(12,175)		(12,175)

Net loss for the period June 8, 2010 (inception) to May 31, 2011	-	-	-	-	-	(39,640)	(39,640)

Balance, May 31, 2011	-	$-	7,040,000	$704	$191,621	$(39,640)	$152,685

See accompanying notes to the financial statements

Dynamic Nutra Enterprises Holdings, Inc
(A Development Stage Company)
Statement of Cash Flows
For the Period from June 8, 2010 (Inception) to May 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(39,640)
Adjustments to reconcile net loss to cash used in operating activities:
Amortization Expense	520
Stock issued for services - related party	400
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(128)
Increase in accounts payable	10,000
Net Cash Used In Operating Activities	(28,848)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of website development costs	(3,000)
Net Cash Used In Investing Activities	(3,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net of offering costs	191,925
Net Cash Provided By Financing Activities	191,925

Net Increase in Cash and Cash Equivalents	160,077

Cash and Cash Equivalents - Beginning of Period	-

Cash and Cash Equivalents - End of Period	$160,077

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for:
Taxes	$-
Interest	$-

See accompanying notes to the financial statements

DYNAMIC NUTRA ENTERPRISES HOLDINGS, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF MAY 31, 2011

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Dynamic Nutra Enterprises Holdings, Inc. (a development stage company) (the "Company") (“DNE”) was incorporated under the laws of the State of Nevada on June 8, 2010 to manufacture and market a brewer’s yeast product called Beta Glucan™ that can eliminate acne for a majority of people who use it as a dietary supplement.  In addition, DNE has partnered with a network marketing organization to sell the highly successful Xango™ nutraceutical product line.

Activities during the development stage include developing the business plan and raising capital.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period.  Actual results could differ from those estimates.

(C) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.  At May 31, 2011, the Company had no cash equivalents.

(D) Website Development Costs

The Company has adopted the provisions of FASB Accounting Standards Codification No. 350 Intangible-Goodwills and Other. Costs incurred in the planning stage of a website are expensed, while costs incurred in the development stage are capitalized and amortized over the estimated five year life of the asset. During the period ended May 31, 2011, the Company incurred $3,000 in website development costs.

There were no impairment losses recorded during the period ended May 31, 2011.

DYNAMIC NUTRA ENTERPRISES HOLDINGS, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF MAY 31, 2011

(E) Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”).  Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

As of May 31, 2011, the Company has a net operating loss carryforward of approximately $39,000 available to offset future taxable income through May 31, 2031.  The valuation allowance at May 31, 2011 was $13,342.  The net change in the valuation allowance for the year ended May 31, 2011 was an increase of $13,342.

The net deferred tax liability in the accompanying balance sheets includes the following amounts of deferred tax assets and liabilities:

The Company's income tax expense differed from the statutory rates (federal 34% and state 0.00%) as follows:

Year Ended
May 31, 2011

Statutory rate applied to earnings before income taxes:	$(13,478)
Increase (decrease) in income taxes resulting from:
State income taxes	-
Change in deferred tax asset valuation allowance	13,342
Non-deductible expenses	136
Income Tax Expense	$-

DYNAMIC NUTRA ENTERPRISES HOLDINGS, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF MAY 31, 2011

May 31, 2011

Deferred tax liability:	$-
Deferred tax asset
Net Operating Loss Carryforward	13,342
Valuation allowance	(13,342)
Net deferred tax asset	-
Net deferred tax liability	$-

The valuation allowance was established to reduce the deferred tax asset to the amount that will more likely than not be realized. This is necessary due to the Company’s continued operating losses and the uncertainty of the Company’s ability to utilize all of the net operating loss carryforwards before they will expire through the year 2031.

The components of income tax expense related to continuing operations are as follows:

2011
Federal
Current	$-
Deferred	-
$-
State and Local
Current	$-
Deferred	-
$-

(F) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(G) Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. The Company recognizes revenue on a net basis from commissions earned upon the purchase of nutraceutical products by its network members monthly as commissions are earned. The rate of commissions earned is based on the total monthly sales volume and ranges between 5-10% of net sales.

DYNAMIC NUTRA ENTERPRISES HOLDINGS, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF MAY 31, 2011

(H) Concentration of Credit Risk

The Company at times has cash in banks in excess of FDIC insurance limits. The Company had no cash in excess of FDIC insurance limits at May 31, 2011.

At May 31, 2011, 100% of the Company’s sales and accounts receivable were from one customer.  If the Company were to lose this customer, it would result in a material loss.

(I) Fair Value of Financial Instruments

The Company applies the accounting guidance under Financial Accounting Standards Board (“FASB”) ASC 820-10, “Fair Value Measurements”, as well as certain related FASB staff positions.  This guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  When determining the fair value measurements for assets and liabilities required to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact business and considers assumptions that marketplace participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance.

The guidance also establishes a fair value hierarchy for measurements of fair value as follows:

●   Level 1 – quoted market prices in active markets for identical assets or liabilities.

●   Level 2 - inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
●   Level 3 – unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

At May 31, 2011, the Company has no instruments that require additional disclosure.

(J) Loss Per Share

In accordance with the accounting guidance now codified as FASB ASC Topic 260, “Earnings per Share” basic loss per share is computed by dividing net loss by weighted average number of shares of common stock outstanding during each period.  Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. There are no common stock equivalents outstanding and therefore a separate computation of diluted loss per share is not presented.

(K) Advertising Expense

Advertising and marketing costs are expensed as incurred.  Advertising and marketing expense was $3,700 for the period from June 8, 2010 (inception) to May 31, 2011.

DYNAMIC NUTRA ENTERPRISES HOLDINGS, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF MAY 31, 2011

NOTE 2	WEBSITE DEVELOPMENT COSTS

May 31, 2011
Website development costs	$3,000
Accumulated amortization	(520)
Total	$2,480

Amortization expense for the period from June 8, 2010 (inception) to May 31, 2011 was $520.

NOTE 3	COMMITMENTS

On January 1, 2011, the Company entered into a consulting agreement to receive administrative and other miscellaneous services.  The Company is required to pay $5,000 a month.  The agreement is to remain in effect unless either party desires to cancel the agreement. As of May 31, 2011, the Company has paid $25,000 for services.

On July 15, 2010, the Company entered into a consulting agreement for strategic marketing services to further develop the business through the addition of new distributors of nutraceutical products for a total cost not to exceed $10,000. These services include, but are not limited to the following: identify individuals and groups that may have an interest in learning more about the product offerings and invite these individuals and groups to listen to a presentation and assist the team with follow up.  This agreement is to remain in effect unless either party desires to cancel the agreement. No services were rendered as of May 31, 2011.

NOTE 4	RELATED PARTY TRANSACTIONS

On June 21, 2010, the Company issued 5,000,000 shares of common stock to its founders having a fair value of $500 ($0.0001/share) in exchange for cash of $100 and services with a fair value of $400 (See Note 7 (A)).

During the period from June 8, 2010 (inception) to May 31, 2011 the Company has paid $4,500 to the officers of the Company for services.

DYNAMIC NUTRA ENTERPRISES HOLDINGS, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF MAY 31, 2011

NOTE 5	GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with limited operations, a net loss of $39,640, and used $28,848 of cash in operations from inception. This raises substantial doubt about its ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 6	CONTINGENCIES

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

NOTE 7	STOCKHOLDERS’ EQUITY

(A) Preferred Stock

The Company’s Articles of Incorporation authorize 10,000,000 shares of preferred stock with a par value of $.0001 with rights and preferences to be determined by the Board of Directors.

(B) Common Stock Issued for Cash and Services

For the period ended May 31, 2011, the Company issued 2,040,000 shares of common stock for $204,000 ($0.10/share).  The Company also issued 5,000,000 shares of common stock to its founder for $100 in cash and services with a fair value of $400 ($0.0001 per share) (See Note 4).

NOTE 8	SUBSEQUENT EVENT

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through July 15, 2011, the date the financial statements were issued.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Business Overview

Dynamic Nutra Enterprises Holdings, Inc. (“DNE” or the “Company”), a Nevada Corporation, was incorporated in June 2010 to market and sell a brewer’s yeast product called Beta Glucan™ or by the trade name “Viasalus”; this product has been shown to eliminate acne for a majority of people who use it as a dietary supplement. Beta 1, 3/1, 6-D glucans, the active component of Beta Glucan, is an immune system modulator that has been be used successfully for years to ward off disease in humans and livestock. In addition, DNE plans to partner with a network marketing organization to sell the highly successful Xango™ neutraceutical product line. DNE will evaluate the revenue benefits of upselling Xango products at the point of sale. Recommending complimentary products at the point of sale can significantly increase revenues in the neutraceutical market.

We have entered into an agreement with Viasalus, LLC, third-party manufacturer, for the purchase of a brewer’s yeast product sold under the trade name of Viasalus. Brewer’s Yeast used as a dietary supplement and feed additive has been shown to offer support to the human and animal immune system, significantly reducing susceptibility to illness and disease. In response to antidotal references to its acne-clearing properties, Merck scientists in 1989 conducted a double-blind trial with 139 subjects using a simple brewer’s yeast, called Saccharomyces. Results of this five-month test credited brewer’s yeast with eliminating acne in 80 percent of the trial subjects using the supplement. Users reported that DNE’s Beta Glucan eliminated their acne in an average of 90 days, weeks faster than the brewer’s yeast product used in the Merck trial. DNE officials believe the superior results are due to Beta Glucan’s high levels of purity, typically 95 percent, compared with less than 80 percent found in other commercially available products. The key to potency with brewer’s yeast is to process it in a manner to achieve at least 80 percent pure beta 1, 3/1, 6D glucan while protecting biological activity. This process has traditionally proven difficult and expensive.

Users are reporting that DNE’s Viasalus, which is based on another brewer’s yeast by-product called Beta Glucans, eliminates their acne in an average of 90 days, weeks faster than the brewer’s yeast product used in the Merck trial. DNE officials believe the superior results are due to Viasalus’ high levels of purity, typically 95 percent, compared with less than 80 percent found in other commercially available products. The key to potency with brewer’s yeast is to process it in a manner to achieve at least 80 percent pure beta 1, 3/1, 6D glucan while protecting biological activity. This process has traditionally proven difficult and expensive.

Through a contract manufacturer, DNE can manufacture biologically active, high-potency Beta Glucan offering an advantage over other companies producing brewer’s yeast products for the neutraceutical (dietary supplement) market. Based on the fact that our neutraceutical products are dietary supplements, no FDA approval is required prior their sale to the consuming public.
The global market for neutraceutical products was estimated to be approximately $124 billion in 2008 and is expected to increase to $177 billion in 2013, according to market research conducted by BCC Research in 2008. Neutraceutical are defined as functional foods, beverages and supplements fortified with bioactive ingredients including fiber, probiotic, protein and peptides, omega, phytochemicals, vitamins and minerals.

Supplements made up $40.5 billion of the total neutraceutical market in 2008 and are expected to grow to $48.8 billion by 2013. The U.S. leads the world with more than 32.8 percent of the global market share.

Marketing and Sales

DNE plans to launch a new e-commerce web site and produce a series of online ads geared to begin generating sales of Beta Glucan. The marketing strategy is to promote the acne clearing benefits of Beta Glucan on the company’s web site and to drive traffic to that web site through ads placed on targeted web sites that reach a broad audience of prospective customers.

DNE will work with Paradigm Visions, Inc. (“Paradigm”), a firm that specializes in online and network marketing to produce and test a series of ads before launching a full online advertising and marketing campaign to build sales. In that regard, we have retained the Paradigm in order to design our fully functioning website for the purposes of marketing and selling the Beta Glucan products. The target customer for Beta Glucan includes teens and their parents, and young adults who suffer from chronic acne.

The sales strategy is to offer the first month’s supply of Viasalus for the cost of shipping only. When ordering the first month’s supply, customers will be asked for a valid credit card and to opt-in for automated shipments at selected intervals. Customers can choose from shipment intervals of one, three and six months to ensure uninterrupted supply. They can cancel their subscription at any time and have two weeks from shipment of the first month’s supply to cancel before the first interval shipment is billed. Our planned pricing for one month’s supply of Viasalus is $49.95.  A three months’ supply will be priced at $125 and a six months’ supply will be priced at $250. Viasalus is packaged in bottles of 90 capsules. Each capsule contains 10 mgs of beta 1,3/1, 6-D glucans. Based on research conducted by scientists working with Beta Glucan for optimized immune system support, we believe the proper recommended dosage is three capsules to five capsules a day. Three capsules a day is our recommended dosage for maintenance and a dosage of five capsules a day has shown to significantly decrease initial acne problems.

DNE plans to begin upselling other neutraceutical supplement products at the point of sale. Upselling —promoting complimentary products — has proven quite effective in increasing revenues when a customer is placing an order online or via telephone.
The company has identified a number of complementary neutraceutical products it can offer to customers who order Beta Glucan.

Product Line Extension through Xango™ Network

DNE plans to tap into the highly successful network marketing organization, Xango™, to extend its neutraceutical product offering for increased revenues. Xango was formed in 2002 to market and sell a mangosteen fruit-based supplement by the same name. Xango is today the fourth largest direct sales company in the U.S. behind industry heavyweights Avon, Amway and Mary Kay.

The combination of products that deliver obvious health benefits and a lucrative shared profits rate structure helped Xango grow to a $1 billion company during its first five years. DNE believes Xango’s strong track record and successful product line make it an ideal upselling business opportunity.

DNE plans to build its own network marketing organization by becoming a distributor for the Xango product portfolio, which also includes 3Sixty5™, a vitamin and mineral supplement; Glimpse™, a line of skin care products; and Eleviv™, a new supplement that addresses metabolic issues for increased energy, mental acuity and emotional well-being. A month’s supply of the three Xango supplement products is sold for approximately $200 per person.

As a Xango distributor, DNE will retain a high percentage of proceeds from Xango products sold by all “distributors” (salespeople) recruited into its network. The company will retain 50 percent of proceeds for the Xango products it sells to the first-level of distributors and 15 percent of proceeds for the Xango products sold to the second-level of distributors – those distributors recruited by the first-level distributors.

Agreement with Viasalus, LLC

On June 20, 2011, we entered into an agreement with Viasalus, LLC for the purchase of a Beta Glucan product named Viasalus. Pursuant to our agreement, Viasalus, LLC will provide us a sample shipment of 200 bottles of Viasalus at a price of $1.00 per bottle, plus shipping costs. Following this initial shipment, Viasalus will sell us 1,000 bottles of the Beta Glucan product at a price of $5.00 per bottle. Thereafter, all re-orders of the Beta Glucan products must consist of a minimum order of 1,000 bottles at a purchase price of $15 per bottle. Further, we have agreed to sell the Viasalus products at a minimum of $59.95 per bottle, plus shipping costs, to our potential customers. We have further agreed to create a website in order to advertise and sell the Viasalus product.

Upon thirty (30) days notice, either party may terminate the Viasalus agreement. In addition, Viasalus, LLC shall have the right of first refusal to buy back any unused inventory, provided that we elect not to continue to sell such products.

Limited Operating History

We have not previously demonstrated that we will be able to expand our business. We cannot guarantee that the expansion efforts described in this prospectus will be successful. Our business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our renovation services offering.

If the proceeds of our private placement prove to be insufficient to generate additional profits, future financing may not be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue expanding our operations. Equity financing will result in a dilution to existing shareholders.

Our independent auditors have issued a going concern opinion that raises substantial doubt about our ability to continue as a going concern. As reflected in the financial statements in this prospectus, we are a development stage company with limited operations.  We had a net loss of ($39,640) since inception (June 8, 2010) through May 31, 2011.

Results of Operations

For the period from inception (June 8, 2010) through May 31, 2011 we had $1,425 in revenue. Expenses for the same period totaled $41,065 resulting in a net loss of $39,640.  We incurred professional fees totaling $6,000, consulting fees totaling $25,000, Officer Compensation totaling $4,900, Advertising Expenses of $3,700 and general and administrative expenses of $1,465 for the same period, inception through May 31, 2011. Cash on hand as of May 31, 2011 was $160,077.

Capital Resources and Liquidity

We raised cash to grow our business through a private placement that was completed on September 20, 2010. If we determine that we need more money to build our business, we will seek alternative sources, like a second private placement of securities or loans from our officers or others. At the present time, we have not made any arrangements to raise additional cash. If we need additional cash and are unable to raise it, we will either have to suspend or cease our expansion plans entirely. Other than as described in this registration statement, we have no other financing plans.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of officers and directors as of August 31, 2011. Our executive officers are elected annually by our Board of Directors. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

Name	Age	Position
Donna Cashwell	41	President, Chief Executive Officer and Director

Laura Gignac	54	Vice President and Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Donna Cashwell, Chief Executive Officer

Ms. Cashwell brings 10 years of nutrition and wellness industry experience to her role with DNE.  She is also a successful distributor in the network-marketing field. Ms. Cashwell has worked for Cigna Insurance Company, Dorothea Dix Hospital, First Citizens Bancorp as well as a number of consulting firms focusing on wellness and nutrition programs.  Since 2003, Ms. Cashell has worked as a Senior Client Manager for the Sorin Group. Ms. Cashwell graduated from Elon College in 1991 with a degree in Political Science.

Laura Gignac, Vice President

Ms. Gignac brings 25 years of nutrition and multilevel- and network-marketing experience to her role at DNE. She has also worked for various web information companies during her career and currently operates an information technology consulting business.  From 2009 until the present, Ms. Gignac has worked for Gage-Martin as an interior designer. Prior to her work at Gage Martin, Ms. Gignac was a group leader for Geac, Inc., and handled client’s IT programming functions. In 178, Ms. Gignac graduated from Trenton State College, and received a degree in Art. In addition, Ms. Gignac has received Architecture and Interior Design designations.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Director Independence and Committees

We have no independent directors nor have we formed any nominating, audit or compensation committees.

EXECUTIVE COMPENSATION

As discussed below, we have paid compensation to our executives. The compensation discussed herein addresses all compensation awarded to, earned by, or paid to the named officer, including base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

The Company has no employment agreement with Donna Cashwell. Donna Cashwell received compensation totaling $3,500 for the period of inception (June 8, 2010) through May 31, 2011.

The Company has no employment agreement with Laura Gignac. Laura Gignac received compensation of $1,000 for the period of inception (June 8, 2010) through May 31, 2011.

There are no other stock option plans, retirement, pension or profit sharing plans for the benefits of our officers and directors other than as described herein.

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended May 31, 2011.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Donna Cashwell, President, Chief Executive Officer and Director	2010	$3,500	$0	$0	$0	$0	$0	$0	$3,500

Laura Gignac, Vice President and Director	2010	$1,000	$0	$0	$0	$0	$0	$0	$1,000

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officers named in the above Summary Compensation Table for the period from June 8, 2010 (inception) through May 31, 2011.

Aggregated Option Exercises and Fiscal Year-End Option Value. There were no stock options exercised during period from inception through August 31, 2011 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards. There were no awards made to named executive officers in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

Currently, we do not have any employment agreements in place with any executive officers or employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of August 31, 2011 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned	Percent of Class (1)
Donna Cashwell	5,000,000	71%

Laura Gignac	0	0%

All Executive Officers and Directors as a group (2 people)	5,000,000	71%

(1) Based on 7,040,000 shares of common stock outstanding as of August 31, 2011.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND
CERTAIN CONTROL PERSONS

On June 21, 2010, the Company issued 5,000,000 shares of common stock to its founders having a fair value of $500 ($0.0001/share) in exchange for cash of $100 and services with a fair value of $400 (See Note 7 (A) to the Company’s financial statements).

During the period from June 8, 2010 (inception) to May 31, 2011 the Company has paid $4,500 to the officers of the Company for services.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F. Street, N.E., Washington, DC 20549-6010, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF
SECURITIES ACT LIABILITIES.

Our Certificate of Incorporation and By-Laws include provisions that eliminate the personal liability of our directors for monetary damages to the fullest extent possible under the laws of the State of Nevada or other applicable law. These provisions eliminate the liability of directors to us and our stockholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care.  Under Nevada law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

DYNAMIC NUTRA ENTERPRISES HOLDINGS, INC.

2,040,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is___________, 2011

PART II:   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee	$23.68
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$5,000
Legal fees and expense	$37,500
Blue Sky fees and expenses	$1,675
Miscellaneous	$0
Total	$44,198.68

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers.

Our Certificate of Incorporation and By-Laws include provisions that eliminate the personal liability of our directors for monetary damages to the fullest extent possible under the laws of the State of Nevada or other applicable law. These provisions eliminate the liability of directors to us and our stockholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care.  Under Nevada law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities.

We were incorporated in the State of Nevada on June 8, 2010. At that time 5,000,000 shares of common stock were issued to Donna Cashwell for $100. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founder’s shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Donna Cashwell had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On September 20, 2010, we raised gross proceeds of $204,000 through the private placement of 2,040,000 shares of our common stock at a price of $.10 per share.

The following sets forth the identity of persons to whom we sold these shares and the amount of shares beneficially owned by each shareholder:

Name	Shares of Common Stock Beneficially Owned (1)
Baldwin, James R.	50,000
Boiar, Edward	50,000
Carpenter, Constance	50,000
Castleberry, Dene	50,000
Coker, Lauren	50,000
Culhane, Marian H.	50,000
Dietz, Patricia A.	50,000
Dietz, Scott C.	50,000
Ferro, Alma	50,000
Ferro, Ben	50,000
Fitzsimmons, Brian	7,500
Fitzsimmons, Katherine	7,500
Gilbert, David	20,000
Golt, Marsha	40,000
Helms, Clyde A.	50,000
Hodge, Timothy C.	20,000
Hubbard, Jane J.	50,000
Hubbard, William C.	50,000
Hudgins, Kirk	10,000
Inzetta, Kate M.	50,000
Inzetta, Robert T.	50,000
Jeffreys, A W	50,000
Leedham, Howard N.	5,000
Malinofski, Karen A.	50,000
McLauchlan, Russell C.	50,000
Monadjemi, Asante	2,500
Plott, Roger F.	2,500
Reichard, Lawrence James	250,000
Renaud, Paul W. & Tracey B. – Joint Subscribers	50,000
Reynolds, Kim	15,000
Rocha, Michael	60,000
Rufty, K. Lee	50,000
Seigler, Elizabeth B.	50,000
Seigler, Hilliard F.	50,000
Shield, David	100,000
Sowers, Brian	50,000
Swenson, Larry R.	50,000
Waller, Catherine	50,000
Williams, John Rand	50,000
Winget, James K.	50,000
Woody, Charles Alexander	50,000
Woody, Charles Wesley	50,000
Woody, Johnnie W.	50,000
TOTAL	2,040,000

(1)
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our Common Stock, or convertible or exercisable into shares of our Common Stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes below, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D, Rule 506 offering were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either “accredited investors” as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or “sophisticated investors” as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

(A)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(B)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(C)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(D)	Except as set forth above, none of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

We never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation

3.2	By-Laws

5.1	Opinion of Anslow & Jaclin, LLP

10.1	Subscription Agreement

23.1	Consent of Webb & Company, P.A.

23.2	Consent of Counsel [filed herein as Exhibit 5.1]

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.         To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.         Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Durham, State of Pennsylvania on August 31, 2011.

DYNAMIC NUTRA ENTERPRISES HOLDINGS, INC.

By:	/s/ Donna Cashwell
Name: Donna Cashwell
Position: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Donna Cashwell
Name: Donna Cashwell
Position: Chief Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities and on the dates stated.

Signature	Title(s)	Date

/s/ Donna Cashwell	Chief Executive Officer and Director (principal executive officer)	August 31, 2011
Donna Cashwell

/s/ Laura Gignac	Vice President and Director
Laura Gignac		August 31, 2011